Exhibit 99.1

         (Text of graph posted to Ashland Inc.'s website concerning
               Ashland Distribution's sales per shipping day)


               Average Sales $ per Shipping Day ($, Millions)

                2002       2003       2004       2005       2006       2007
               ------     ------     ------     ------     ------     ------

January         9.567     10.842     11.777     15.187     15.959     15.445
February       10.109     11.555     12.575     15.530     16.412     16.333
March          10.503     11.607     12.549     15.524     15.910     15.520
April          10.330     11.806     13.302     15.631     17.034     16.592
May            10.506     11.469     13.442     15.664     16.459
June           10.668     11.710     13.282     14.971     16.552
July            9.966     11.042     13.166     14.774     16.194
August         10.281     11.379     13.707     14.535     15.925
September      10.749     11.540     14.062     16.319     16.695
October        10.415     11.453     14.340     15.870     16.000
November       11.054     12.262     15.234     16.688     16.537
December        9.420     10.174     13.772     14.991     13.963